Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund-- Multistate Series--59, Defined Asset Funds (California, New Jersey and Ohio Trusts):

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 33-52549 of our opinion dated June 4, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
June 18, 1997